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                                                                   EXHIBIT 10(d)

                   VF CORPORATION 1996 STOCK COMPENSATION PLAN
                     NON-QUALIFIED STOCK OPTION CERTIFICATE

                   OPTIONEE:
                   DATE OF GRANT:
                   NUMBER OF SHARES:
                   OPTION PRICE PER SHARE:

THIS IS TO CERTIFY that on the above Date of Grant, VF CORPORATION, a Pennsylvania corporation (the "Corporation"), granted to the named Optionee a Non-Qualified Stock Option, subject to the terms and conditions of the 1996 Stock Compensation Plan (the "Plan"), which is incorporated herein by reference. This Option shall not be treated as an Incentive Stock Option. The Optionee may purchase from the Corporation the Number of Shares of its Common Stock at the Option Price Per Share identified above, subject, however, to the following terms and conditions.

1. Subject to paragraph 2 below:

      (a) Unless the exercise date of this Option is accelerated in accordance with Article XI of the Plan, this Option shall only be exercisable for a period of nine years, commencing on the first anniversary of the Date of Grant and ending upon the expiration of ten years from the Date of Grant;

      (b) This Option shall only be exercisable so long as the Optionee remains an employee of the Corporation or a Subsidiary (as defined in the Plan); and

      (c) In the event that the Optionee's employment is terminated at any time prior to the exercise of this Option for any reason, all of the Optionee's rights, if any then remain, under this Option shall be forfeited and this Option shall terminate immediately.

2. The provisions of paragraph 1 of this Certificate to the contrary notwithstanding, upon the termination of the Optionee's employment with the Corporation (including its Subsidiaries) at any time prior to the expiration of ten years from the Date of Grant of this Option by reason of Retirement (as defined in the Plan), permanent and total disability, death, or involuntary separation of employment with the Optionee receiving severance pay in installments, this Option may be exercised during the following periods: (a) the 36 month period following the date of Retirement, (b) the 36 month period following the date of permanent and total disability, (c) the 36 month period following the date of Optionee's death, and (d) until the end of the period of the Optionee's receipt of installments of severance pay in the event of involuntary separation of employment. Upon the termination of the Optionee's employment with the Corporation due to death or permanent and total disability, any unvested portion of the Option will vest and become immediately exercisable in full and will remain exercisable as described in the preceding sentence. In no event, however, shall this Option be exercisable after the expiration of ten years from the Date of Grant.

3. During the life of the Optionee, this Option may only be exercised by the Optionee, except as otherwise provided in the Plan. The Optionee is responsible for all applicable taxes. The exercise of this Option is subject to the Corporation's policies regulating trading by employees, including any applicable "blackout" periods when trading is not permitted.

4. This Option shall be exercised by written notice to the Corporation stating the number of shares with respect to which it is being exercised and accompanied by payment of the full amount of the Option Price for the number of shares desired by a check payable to the order of the Corporation, or, if acceptable to the Committee which administers the Plan, by delivery of a cash equivalent or surrender or delivery to the Corporation of shares of its Common Stock or by a combination of a check and shares of Common Stock. The exercise date of this Option shall be the date upon which the notice of exercise is received by the Corporation with full payment of the Option Price. In addition, this Option may be exercised on behalf of the Optionee by a designated brokerage firm in accordance with the terms of the Plan and the rules of the Committee.

5. This Option may only be exercised if all personal income tax and applicable social security tax liabilities are born by the Optionee. This includes the satisfaction of any applicable tax which the Corporation and/or the Subsidiary employing such Optionee may in its judgment be required to withhold. To enable the withholding of such tax, the Corporation or the Subsidiary employing the Optionee may receive the option exercise proceeds (in the form of cash or shares) on behalf of the Optionee. In the event that the tax withheld is not sufficient to cover the Optionee's total tax liability arising directly or indirectly from the grant of the Option, the Optionee accepts full responsibility of such tax liability.

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6. The grant of this Option:

      (a) is made at the discretion of the Corporation which retains certain rights pursuant to the Plan to amend the terms of the Option or the Plan;

      (b) shall not be construed as entitling the Optionee to future option grants and/or continued employment with the Corporation (including its Subsidiaries); and

      (c) shall not be considered as part of the Optionee's salary for purposes of calculating severance in the event of the Optionee's voluntary or involuntary termination of employment.

7. The Corporation (including the Subsidiary employing the Optionee) is hereby authorized to transmit any personal information that it deems necessary to facilitate the administration of the Option grant.

8. This Certificate, including the rights and obligations of the Optionee and the Corporation hereunder, is subject in all respects to the Plan, which shall be controlling in the event of any inconsistency with or omission from this Certificate.

By accepting the grant of this Option, the Optionee acknowledges that he or she understands and agrees to its terms.

                                  V. F.CORPORATION

                                  Mackey J. McDonald
                                  Chairman, President & CEO